Exhibit 10.13

SUB PLACEMENT AGENT AGREEMENT

Date: December 9, 2024

Yuanta Securities (Hong Kong) Company Limited

23/F, Tower 1, Admiralty Centre,

18 Harcourt Road, Admiralty

Hong Kong

Dear Yuanta Securities (Hong Kong) Company Limited:

Pursuant to the terms of the agreement dated September 25, 2024 as amended on October 9, 2024 and November 26, 2024 (as the same may be amended, modified or supplemented from time to time, the “Placement Agent Agreement") between The Benchmark Company, LLC (“Placement Agent” or “Benchmark”) and IX Acquisition Corp. (the “SPAC”) and Aerkomm Inc and their affiliates, including any surviving or successor entities resulting from a merger or reorganization (collectively, the “Company”), Placement Agent has been engaged by the Company as a placement agent in connection with the proposed offering and private placement (the “Offering”) of securities of the Company (collectively, the “Securities”).

In connection with its services under the Placement Agent Agreement, the Placement Agent may solicit (and may engage sub-agents to solicit) potential investors to acquire securities directly from the Company. Placement Agent and Yuanta Securities (Hong Kong) Company Limited (“Broker”) hereby agree that Broker shall act as a sub-placement agent in connection with the Offering pursuant to the terms set forth below (this letter agreement, this “Agreement”).

1.             Placement Agent hereby represents and warrants that it has obtained any necessary prior approval of the Company to engage Broker as a sub-placement agent in connection with the Offering and therefore is currently duly authorized under the Placement Agent Agreement to engage and compensate Broker (directly or by direction to the Company, which shall be binding on the Company) under this Agreement in connection with the Offering. Broker hereby agrees to comply with any restrictions applicable to Placement Agent and the Offering under the Placement Agent Agreement.

Broker hereby acknowledges receipt of the Placement Agent Agreement, included herein as Exhibit A.

2.             Notwithstanding termination of this Agreement, as compensation for its services hereunder Broker shall be entitled to receive:

(i)            from Placement Agent and Placement Agent agrees to pay Broker a sub-placement fee, from proceeds received by Placement Agent under the Placement Agent Agreement, payable in immediately available funds to an account designated by Broker an amount equal to three percent (3%) of gross sales proceeds (gross sales price per share multiplied by the number of shares sold) received by the Company attributed to Securities placed by or solicited through Broker (“Gross Sales Proceeds”); and

(ii)           Broker may deduct from the Gross Sales Proceeds payable to the Company upon Closing the sub-placement fee set out herein to be paid to Broker.

3.             Placement Agent and Broker each represents and warrants to the other that neither it nor any person acting on its behalf has taken, directly or indirectly, any action so as to cause the Offering to fail to be exempt from registration or qualification under all applicable securities laws or which constitutes general advertising or general solicitation (as those terms are used in Regulation D under the Act) with respect to the Offering or the Securities.

4.             Broker represents and warrants to Placement Agent that:

(a)           Broker is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and is qualified in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it.

(b)           Broker has full power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(c)           Broker will at all times during the term of this Agreement maintain its status as a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or as required by any similar foreign regulatory entity, and will be registered or exempt from registration as such in the states and other jurisdictions where the Securities are offered or sold.

(d)           Broker acknowledges and agrees that nothing in this Agreement shall limit the right of the Placement Agent to appoint other sub-placement agents.

(e)           Broker will obtain, and/or will cause its registered representatives (the “Representatives”) to obtain, licenses or registrations under applicable securities laws to offer and sell the Securities in any state or jurisdiction where such licenses or registrations are required for such offering and sale.

(f)            Broker agrees to train, supervise, and be solely responsible for the conduct of the Representatives in the offer and sale of the Securities and for the supervision as to their strict compliance with applicable laws and with rules and regulations of any governmental or other agencies that have jurisdiction over the placement activities. In addition, the Broker agrees to train, supervise, and be solely responsible for the conduct of the Representatives as to their strict compliance with the rules and procedures under this Agreement.

(g)           Broker shall establish, implement, and enforce reasonable written procedures acceptable to the Placement Agent for the sales practices of the Representatives and shall make available to the Placement Agent, upon request, periodic reports on the results of such inspections and compliance with such procedures.

(h)           Broker hereby certifies that: (i) it understands that pursuant to various U.S. and foreign laws and regulations, it is required to establish an anti-money laundering program, which satisfies the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) or other applicable laws and regulations; and (ii) Broker has developed, implemented, and will maintain such an anti-money laundering program, including a customer identification program consistent with the rules under Section 326 of the USA Patriot Act, and will comply with all applicable laws and regulations designed to guard against money laundering activities set out in such program. Upon the reasonable request of Placement Agent, Broker shall provide Placement Agent and/or the Company with information or certifications concerning Broker’s AML policies and procedures.

(i)            Broker has established compliance procedures designed to ensure that each Broker Introduced Investor is offered only interests that are suitable for him/her/it and that it will ensure proper supervision of its Representatives in recommending and offering the Securities.

(j)            To the extent allowable under applicable laws or regulations, and in accordance with the Broker’s internal policies regarding the sharing of client or other information, the Broker agrees to promptly respond to reasonable information requests made by Placement Agent and/or the Company.

(k)           Broker represents and warrants that offers and sales of the Securities shall be made only to investors residing in states and other jurisdictions in which Placement Agent or the Company informs Broker that the Company has satisfied blue sky and other similar rules with respect to the Offering. Placement Agent has not assumed and will not assume any obligation or responsibility as to the right of Broker to sell the Securities in any state or other jurisdiction. Broker agrees not to sell the Securities in any other state or other jurisdiction unless it is qualified or licensed to sell securities in such state or jurisdiction. Broker agrees that, prior to making any offers, it will notify Placement Agent in writing of the name and address of the proposed offeree.

(l)            Broker acknowledges and agrees that no person, including Broker, is authorized to make any representation with respect to or concerning the Company or the Securities except those contained in the, subscription agreement, other offering materials or as specifically provided by the Company in writing to Broker or the Placement Agent in connection with the Offering (collectively, the “Offering Materials”). Broker shall not use any other sales literature or advertising materials concerning the Company, or the Securities without the prior written consent of the Company and the Placement Agent.

5.             Placement Agent acknowledges and agrees that Broker is not responsible for any information provided by Placement Agent or the Company in connection with the Offering. To the extent known by Placement Agent, Placement Agent shall promptly notify Broker of any information about or from the Company in connection with the Offering that is inaccurate, incomplete or misleading in any material respect, and shall keep Broker up to date and apprised of all material business, market and legal developments related to the Company and its operations and management.

6.             Placement Agent shall have full authority to take such action as it may deem necessary with respect to all matters pertaining to the Offering or arising thereunder. Placement Agent shall not be under any liability to Broker except as set forth herein. Placement Agent represents and warrants to Broker that it will conduct its activities in connection with the Offering in compliance with applicable law.

7.             The parties will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate upon the earlier of (i) the closing of the Offering, or (ii) ten days following Placement Agent’s delivery of written notice to the Broker of Placement Agent’s decision to terminate this Agreement, provided that if the Placement Agent Agreement is terminated by the Company as provided therein, this Agreement shall terminate upon 5 days prior written notice to Broker unless an earlier termination date is specified by Placement Agent and provided that Sections 2 through and including 12 of this Agreement shall survive the termination of this Agreement for any reason.

8.             Placement Agent and Broker each represent that it is a member in good standing with the Financial Industry Regulatory Authority Inc. (“FINRA”) and registered as a broker- dealer with the Securities and Exchange Commission (the “SEC”), or in the case Broker is not subject to regulation by the aforementioned entities, by similar entities in the jusisdiction(s) in which it operates. By signing this Agreement, Placement Agent and Broker, each acknowledges that it will not directly and/or indirectly violate any provisions of applicable law in connection with its participation in the distribution of the Securities.

9.            Subject to the conditions set forth below, Broker agrees that it will indemnify and hold harmless each of Company and the Placement Agent and each of their respective directors, officers, managers, members, shareholders, employees or representatives thereof and each person controlling, controlled by or under common control with such other party within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (individually, an “Indemnified Person”) from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any claim, action, suit or proceeding (a “Claim”), including any inquiry or investigation, commenced or threatened, or in appearing or preparing for appearance as a witness in any Claim, including any inquiry, investigation or pretrial proceeding such as a deposition) (collectively a “Loss”) to which such Indemnified Person may become subject under the Act, the 1934 Act, or other Federal or state statutory law or regulation at common law or otherwise, arising out of an act or omission by the Broker related to (i) this Agreement, (ii) its willful malfeasance or gross negligence or (iii) the breach or violation of any representation, warranty, covenant or agreement made by the Broker in this Agreement. Broker further agrees that upon demand by an Indemnified Person at any time or from time to time, Broker will promptly reimburse such Indemnified Person for any Loss actually and reasonably paid by the Indemnified Person as to which such party has indemnified such Indemnified Person pursuant hereto. Notwithstanding the foregoing provisions of this paragraph 10, any such payment or reimbursement by such party of fees, expenses or disbursements incurred by an Indemnified Person in any Claim in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified Person as a direct result of the Indemnified Person’s gross negligence, bad faith or willful misfeasance will be promptly repaid to such party.

10.           Subject to the conditions set forth below, Placement Agent agrees that it will indemnify and hold harmless the Broker and each of their respective directors, officers, managers, members, shareholders, employees or representatives thereof and each person controlling, controlled by or under common control with such other party within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (individually, an “Indemnified Person”) from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any claim, action, suit or proceeding (a “Claim”), including any inquiry or investigation, commenced or threatened, or in appearing or preparing for appearance as a witness in any Claim, including any inquiry, investigation or pretrial proceeding such as a deposition) (collectively a “Loss”) to which such Indemnified Person may become subject under the Act, the 1934 Act, or other Federal or state statutory law or regulation at common law or otherwise, arising out of an act or omission by the Placement Agent related to (i) this Agreement, (ii) its willful malfeasance or gross negligence or (iii) the breach or violation of any representation, warranty, covenant or agreement made by the Placement Agent in this Agreement. Placement Agent further agrees that upon demand by an Indemnified Person at any time or from time to time, Placement Agent will promptly reimburse such Indemnified Person for any Loss actually and reasonably paid by the Indemnified Person as to which such party has indemnified such Indemnified Person pursuant hereto. Notwithstanding the foregoing provisions of this paragraph 11, any such payment or reimbursement by such party of fees, expenses or disbursements incurred by an Indemnified Person in any Claim in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified Person as a direct result of the Indemnified Person’s gross negligence, bad faith or willful misfeasance will be promptly repaid to such party.

11.           No confidential information rendered by Placement Agent pursuant to this Agreement may be disclosed publicly in any manner without Placement Agent’s prior written approval, except as required by law, regulation or court order or in an action between the parties, but subject to the limitation below. Except in an action between the parties, if Broker is required or reasonably expects to be so required to disclose any confidential information, Broker shall provide Placement Agent with prompt notice thereof so that Placement Agent may seek a protective order or other appropriate remedy and take reasonable efforts to assure that all of such confidential information disclosed will be covered by such order or other remedy. Whether or not such a protective order or other remedy is obtained, Broker will and will cause its affiliates to disclose only that portion of such confidential information which Broker is so required to disclose.

12.           This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Agreement may not be assigned by either party without the prior written consent of the other party. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not effect such provision in any other respect or any other provision of this Agreement. All communications in connection with this Agreement shall be directed to the address set forth next to each party’s name on the signature page hereto.

13.           This Agreement may be executed in counterpart and such counterparts together shall constitute a single instrument. Delivery of an executed counterpart of this Agreement by electronic means, including by DocuSign, facsimile transmission or by electronic delivery in portable document format (“.pdf’), shall be equally effective as delivery of a manually executed counterpart hereof. The parties acknowledge and agree that in any legal proceedings between them respecting or in any way relating to this Agreement, each waives the right to raise any defense based on the execution hereof in counterparts or the delivery of such executed counterparts by electronic means.

14.           During the term of this Agreement and for a period of two (2) years thereafter, Broker shall not, directly or indirectly, take any action to circumvent or damage Placement Agent’s relationship with the Company or any other individuals, companies, clients, buyers, fundraisers, co-brokers, or financing sources disclosed by Placement Agent to Broker during the term of this Agreement.

16.           THE PARTIES HERETO WAIVE ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION CONCERNING THE AGREEMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement as of the date set forth below:

THE BENCHMARK COMPANY, LLC

By:	/s/ Rich Messina
Name:	Rich Messina
Title:

Address for Notices:

150 East 58th Street, 17th Floor

New York, New York 10155 USA

Attn: Rich Messina

Email: rmessina@benchmarkcompany.com

YU ANTA SECURITIES (HONG KONG) COMPANY LIMITED

By:	/s/ Chen Miao Ju
Name:	Chen Miao Ju
Title:	Chief Executive Officer
Date:

Address for Notices:

23/F, Tower 1, Admiralty Centre,

18 Harcourt Road, Admiralty

Hong Kong

Attn: Sharon Chen

Email: 6110HK-ECM.brk@yuanta.com

[SIGNATURE PAGE CONTINUED ON FOLLOWING PAGE]

IX ACQUISITION CORP.

By:	/s/ Noah Aptekar
Name:	Noah Aptekar
Title:	CEO

Address for Notices: c/o Puglisi & Associates 850 Library Avenue Newark, Delaware 19711 Attn: Noah Aptekar Email: NA@ixacq.com

AERKOMM INC.

By:	/s/ Louis Giordimaina
Name:	Louis Giordimaina
Title:	Chief Executive Officer

Address for Notices:

44043 Fremont Blvd.

Fremont, CA 94538

Attn: Louis Giordimaina

Email: ouisGiordimainaaerkomm.com

Exhibit A

PLACEMENT AGENT AGREEMENT

[see attached]